UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 30, 2008


                           LASALLE BRANDS CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

       000-21753                                        88-0263701
(Commission File Number)                    (IRS Employer Identification Number)

                            Scott Campbell, President
             7702 E Doubletree Ranch Suite 300, Scottsdale, AZ 85258
                    (Address of principal executive offices)

                                 (480) 905-5550
              (Registrant's telephone number, including area code)
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ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2007, the Board of Directors of LaSalle Brands Corporation approved a purchase agreement with LaSalle Brands, Inc. and Medhat Mohamed and a Loan Agreement with BLM Capital, LLC for $200,000. The Purchase Agreement was consummated on January 17, 2008. The property acquired was exclusive licensing rights of LaSalle Brands Ice Cream. The Loan Agreement was agreed upon on December 19th, 2007. The funds acquired were utilized for the closing of the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, LaSalle Brands Corporation delivered upon signing Two Hundred Thousand dollars ($200,000) and a note in the amount of Eight Hundred Thousand Dollars ($800,000). Total purchase price for the licensing rights was One Million Dollars ($1,000,000).

Pursuant to the terms of the note with BLM Capital, LaSalle Brands Corporation shall deliver payments to BLM Capital commencing January 31, 2008 with a $50,000, a $100,000 payment due on February 28, 2008, and a final payment on March 15, 2008 for $50,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10.1: Purchase Agreement between LaSalle Brands Corporation and
                  LaSalle Brands, Inc. and Medhat Mohamed.

Exhibit No. 10.2: Loan Agreement between LaSalle Brands Corporation and
                  BLN Capital Funding, LLC

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: January 30, 2008

                                    LaSalle Brands Corporation


                                    By: /s/ Scott Campbell
                                       -----------------------------
                                       Scott Campbell, President